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                                                                    EXHIBIT 10.6

                      AMENDED AND RESTATED TERM LOAN NOTE
                      -----------------------------------


10,765,000                                                  Dated:  July 1, 1996

    FOR VALUE RECEIVED, the undersigned, NATIONAL AMERICAN CORPORATION, a Nevada corporation (the "Borrower"), hereby promises to pay to the order of THOUSAND TRAILS, INC., a Delaware corporation corporation and the successor by merger to USTRAILS INC. (the "Lender"), the principal amount of Ten Million Seven Hundred Sixty Five Thousand Dollars ($10,765,000) pursuant to and in accordance with the terms of the Credit Agreement (as hereinafter defined) together with interest on the unpaid principal balance of this Term Loan Note from the date hereof until said principal amount is paid in full. The Borrower shall repay the outstanding principal amount of the Term Loan on the Maturity Date. The Borrower shall pay interest on the unpaid principal amount of this Term Loan Note, from the date hereof until such principal amount shall be paid in full, at the following rates per annum, payable monthly in arrears on the last day of each month, and on the date principal is due, whether at stated maturity, on acceleration or otherwise (provided that interest on any past due payment shall be payable on demand): a rate per annum equal at all times to (x) the lesser of (i) nine per cent (9%) per annum, or (ii) the Highest Lawful Rate; provided, however, upon the occurrence and during the continuance of an Event of Default, interest on all outstanding principal shall instead accrue at a rate per annum equal at all times to (y) the lesser of (i) the Highest Lawful Rate and (ii) 2% per annum above the rate per annum otherwise required to be paid on such principal amount pursuant to clause (x) above.

    This Term Loan Note renews, restates and extends, and does not extinguish, indebtedness in the amount of $10,765,000 representing the entire unpaid principal amount of the Term Loan Note dated November 10, 1994 (the "1994 Term Note"), made by Borrower in favor of Lender in the original principal amount of $10,765,000.

    This Term Loan Note shall constitute the Term Loan Note referred to in, and is entitled to the benefits of and subject to the obligations provided in, the Credit Agreement dated as of December 31, 1991 (as amended, the "Credit Agreement") between Borrower and Lender, and all liens, assignments and security interests in connection therewith.

    Both principal and interest are payable in lawful money of the United States of America to the Lender at 2711 LBJ Freeway, Suite 200, Dallas, Texas 75234, in same day funds.

    Borrower hereby waives presentment, notice of dishonor and protest.

    The Credit Agreement, among other things, (i) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and (ii) provides that the obligations of Borrower under the Credit Agreement, including obligations under this Note, are secured by the Guaranty, the Security Agreement, the Mortgages and the other Loan Documents (other than this Note and the Revolving Credit Note), which are hereby ratified, confirmed, brought forward, renewed, extended and rearranged, as security for the payment of this Amended and Restated Term Loan Note, in addition to and cumulative of all other security for this Note. All terms not expressly defined herein shall have the same definitions as set forth in the Credit Agreement.

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    The validity, meaning, enforceability and effect of this Term Loan Note shall be governed by the laws of the State of Texas.

                                      NATIONAL AMERICAN CORPORATION



                                      By:  s/Harry J. White, Jr.
                                          --------------------------------------
                                      Its:  Vice President
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